Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-192392, 333-182097 and 333-174026) and on Form S-8 (Nos. 333-236671, 333-229838, 333-222438, 333-222435, 333-216288, 333-209721, 333-201673, 333-193544, 333-185972, 333-182007, 333-179236, 333-172073, 333-167315 and 333-167314) of our reports dated February 21, 2023, with respect to the consolidated financial statements of SPS Commerce, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Minneapolis, Minnesota
February 21, 2023